UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

STR Sub Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive offices, including Zip Code)

(720) 640-7620

(Registrant’s telephone number, including area code)

Sitio Royalties Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STR	New York Stock Exchange
Warrants to purchase Class A common stock	STR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on September 6, 2022, STR Sub Inc. (formerly Sitio Royalties Corp.) (“Former Sitio”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), among Former Sitio, MNRL Sub Inc. (formerly Brigham Minerals, Inc.), a Delaware corporation (“Brigham”), Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham Opco”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Opco LP”), Sitio Royalties Corp. (formerly Snapper Merger Sub I, Inc.), a Delaware corporation (“New Sitio”), Snapper Merger Sub IV, Inc., a Delaware corporation (“Brigham Merger Sub”), Snapper Merger Sub V, Inc., a Delaware corporation (“Sitio Merger Sub”), and Snapper Merger Sub II, LLC, a Delaware limited liability company (“Opco Merger Sub LLC”).

The Merger Agreement provides for the acquisition of Brigham by Former Sitio in an all-stock transaction through: (i) the merger of Brigham Merger Sub with and into Brigham (the “Brigham Merger”), with Brigham surviving the Brigham Merger as a wholly owned subsidiary of New Sitio, (ii) the merger of Sitio Merger Sub with and into Former Sitio (the “Sitio Merger”), with Former Sitio surviving the Sitio Merger as a wholly owned subsidiary of New Sitio, and (iii) the merger of Opco Merger Sub LLC with and into Brigham Opco (the “Opco Merger,” and, together with the Brigham Merger and the Sitio Merger, the “Mergers”), with Brigham Opco surviving the Opco Merger as a wholly owned subsidiary of Opco LP, in each case on the terms set forth in the Merger Agreement. For a more detailed description of the Mergers, please see the Definitive Consent Solicitation Statement on Schedule 14A filed with the SEC by Former Sitio on November 23, 2022.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

As described further under Item 5.07, consent of the holders of Former Sitio’s common stock was required to adopt the Merger Agreement and approve the Mergers. Former Sitio’s consent solicitation period expired on December 28, 2022 and the requisite stockholder consents for the adoption of the Merger Agreement and the approval of the Mergers were received. Brigham held a special meeting of its stockholders on December 28, 2022, during which stockholders of Brigham voted to adopt the Merger Agreement and approve the Mergers. As a result, effective as of December 29, 2022, the Mergers were consummated in accordance with the Merger Agreement. As part of the Mergers, Former Sitio became a wholly owned subsidiary of New Sitio. Upon the consummation of the Mergers, Former Sitio changed its name from “Sitio Royalties Corp.” to “STR Sub Inc.”

Item 1.01	Entry into a Material Definitive Agreement

Warrant Assignment and Assumption

In connection with the Mergers, New Sitio, Former Sitio and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) entered into that certain Assignment, Assumption and Amendment Agreement (the “Warrant Agreement Amendment”). The Warrant Agreement Amendment amends that certain Warrant Agreement, dated as of July 20, 2017, by and between Former Sitio and Continental (the “Existing Warrant Agreement”), to provide for the assumption by New Sitio of Former Sitio’s obligations under the Existing Warrant Agreement. Pursuant to the Warrant Agreement Amendment, all Former Sitio warrants under the Existing Warrant Agreement will no longer be exercisable for shares of Former Sitio’s Class A common stock, but instead will be exercisable for shares of New Sitio’s Class A common stock.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Warrant Agreement Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amendment to Amended and Restated Credit Agreement

On June 7, 2022, Opco LP, as borrower, and the other guarantors party thereto entered into that certain Second Amended and Restated Credit Agreement (as previously amended by that certain First Amendment to Credit Agreement, dated June 24, 2022, that certain Second Amendment to Credit Agreement, dated July 8, 2022, and that certain Third Amendment to Credit Agreement, dated September 21, 2022, the “Former Sitio Credit Agreement”) with Bank of America, N.A., as the administrative agent and issuing bank, the lenders and the other financial institutions from time to time party thereto, pursuant to which the lenders thereunder made loans and other extensions of credit to Opco LP.

On December 29, 2022, Opco LP and the other guarantors party thereto entered into that certain Fourth Amendment to Credit Agreement (the “RBL Fourth Amendment”), pursuant to which, among other things, the Credit Agreement was amended to (i) permit the consummation of, and the transactions contemplated by, the Mergers described above, (ii) reaffirm the borrowing base under the Former Sitio Credit Agreement at $300,000,000, (iii) designate certain subsidiaries of Brigham as unrestricted subsidiaries (the “Brigham Unrestricted Subsidiaries”), (iv) require that the Brigham Unrestricted Subsidiaries become restricted subsidiaries under the Former Sitio Credit Agreement on or before June 30, 2023 and (v) include restrictions on the amount of debt that can be incurred by the Brigham Unrestricted Subsidiaries before they are designated as restricted subsidiaries under the RBL Credit Agreement.

The above references to and description of the RBL Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the RBL Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

First Amendment to Note Purchase Agreement

On September 21, 2022, Opco LP, as issuer, and certain subsidiaries of Opco LP as guarantors entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”) with certain banks, financial institutions, lending institutions and other institutional investors party thereto as holders (the “Holders”) and U.S. Bank Trust Company, National Association, as agent for the Holders, pursuant to which Opco LP issued senior unsecured notes to the Holders in an aggregate principal amount of $450,000,000 (the “2026 Senior Notes”).

On December 29, 2022, Opco LP and the guarantors entered into that certain First Amendment to Note Purchase Agreement (the “NPA First Amendment”), pursuant to which, among other things, the Note Purchase Agreement was amended to (i) ( designate the Brigham Unrestricted Subsidiaries as unrestricted subsidiaries under the Note Purchase Agreement, (ii) require that the Brigham Unrestricted Subsidiaries become restricted subsidiaries under the Note Purchase Agreement and the RBL Credit Agreement (as defined in the Note Purchase Agreement on or before June 30, 2023 (iii) postpone the automatic 0.75% (or, in certain circumstances, 1.75%) reduction of the applicable margin on the 2026 Senior Notes from the date when the Mergers are consummated to the date when the Brigham Unrestricted Subsidiaries are designated as restricted subsidiaries under the Note Purchase Agreement and (iv) include restrictions on the amount of debt that can be incurred by the Brigham Unrestricted Subsidiaries before they are designated as restricted subsidiaries under the Note Purchase Agreement.

The above references to and description of the NPA First Amendment do not purport to be complete and are qualified in their entirety by reference to the NPA First Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to the Second Amended and Restated Agreement of Limited Partnership of Opco LP

In connection with the Closing, Sitio Royalties GP, LLC, a Delaware limited liability company and wholly owned subsidiary of Former Sitio, entered into an amendment (the “Sitio Opco LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Opco LP (as amended, the “Sitio Opco LPA”) as the sole general partner of Opco LP. The Sitio Opco LPA Amendment provides that the references to Former Sitio in the Sitio Opco LPA is amended to refer to New Sitio, among other things.

The Sitio Opco LPA after giving effect to the Sitio Opco LPA Amendment also provides that, on the exercise by a limited partner of Opco LP to redeem Sitio Opco Partnership Units, Opco LP will be entitled to settle any such redemption by delivering to the redeeming limited partner, in lieu of shares of New Sitio Class A Common Stock, an amount of cash equal to: (a) other than in the case of clause (b), if the New Sitio Class A Common Stock trades on a securities exchange or automated or electronic quotation system, the product of (x) the number of shares of New Sitio Class A Common Stock that would have been received in such redemption and (y) the volume-weighted average price per share of New Sitio Class A Common Stock for the five consecutive full trading days immediately prior to the delivery of the notice of redemption; (b) if the redemption is in connection with an underwritten offering to the public equity securities of New Sitio pursuant to a registration statement, the product of (x) the number of shares of New Sitio Class A Common Stock that would have been received in such redemption and (y) the price per share of New Sitio Class A Common Stock sold in such public offering (reduced by the amount of any discount associated with such share of New Sitio Class A Common Stock); or (c) if the New Sitio Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, the product of (x) the number of shares of New Sitio Class A Common Stock that would have been received in such redemption and (y) the fair market value of one share of New Sitio Class A Common Stock as determined in good faith by the general partner of Opco LP. A description of the Sitio Opco LPA is included in Former Sitio’s Current Report on Form 8-K, dated June 7, 2022. The foregoing description of the Sitio Opco LPA is a summary only and is qualified in its entirety by reference to the full text of the Sitio Opco LPA, a copy of which was filed with the SEC on June 7, 2022 as Exhibit 10.3 to Former Sitio’s Current Report on Form 8-K.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Sitio Opco LPA Amendment, which is included as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On December 28, 2022, Former Sitio (i) notified the New York Stock Exchange (“NYSE”) of the filing of the merger certificates with the Secretary of State of the State of Delaware in respect of the Mergers effective as of December 29, 2022 and (ii) requested that NYSE (A) suspend trading of shares of Former Sitio common stock effective as of the end of the trading day on December 28, 2022, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister all of Former Sitio securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Former Sitio securities will no longer be listed on NYSE. Former Sitio intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Former Sitio’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 1.01, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Mergers, there was a change in control of Former Sitio, and New Sitio, as the direct parent of Former Sitio, acquired 100% control of Former Sitio. To the knowledge of Former Sitio, no arrangements exist which may at a subsequent date result in a further change in control of Former Sitio.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

As of the effective time of the Sitio Merger, Steven Jones and Allen Li each resigned and ceased to be directors of Former Sitio and members of any committee of Former Sitio’s board of directors. These resignations were not a result of any disagreement between Former Sitio and the directors on any matter relating to Former Sitio’s operations, policies or practices.

As of December 29, 2022 following the completion of the Mergers, Christopher L. Conoscenti and Carrie Osicka were designated and appointed as the sole directors of Former Sitio’s board of directors replacing the former board of directors of Former Sitio.

Director Designation Agreement Assignment and Assumption

At the Closing, New Sitio, Former Sitio and certain stockholders of Former Sitio entered into an Assignment, Assumption and Amendment Agreement (the “Director Designation Agreement Amendment”) to that certain director designation agreement, dated as of January 11, 2022 (the “Director Designation Agreement”). As amended, the Director Designation Agreement allows certain stockholders of New Sitio to designate nominees to be included in the slate of nominees recommended by the board of directors of New Sitio so long as such stockholders continue to beneficially own sufficient New Sitio Class A Common Stock and New Sitio Class C Common Stock in accordance with the terms of the Director Designation Agreement, as amended. A description of the Director Designation Agreement is included in Former Sitio’s definitive Proxy Statement, dated May 5, 2022, relating to the special meeting of Former Sitio’s stockholders held on June 3, 2022, in the section entitled “Related Agreements—Director Designation Agreement,” which is incorporated herein by reference. The foregoing description of the Director Designation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Director Designation Agreement, a copy of which was filed with the SEC on January 12, 2022 as Exhibit 10.3 to Former Sitio’s Current Report on Form 8-K.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Director Designation Agreement Amendment, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Mergers, on December 29, 2022, Former Sitio restated its certificate of incorporation and bylaws. The Restated Certificate of Incorporation of Former Sitio is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Amended and Restated Bylaws of Former Sitio are attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, the completion of the Mergers was subject, among other conditions, to the adoption and approval of the Merger Agreement and the Mergers by the holders of at least a majority of the outstanding shares of Sitio Common Stock. The Board of Directors of Sitio set November 18, 2022 as the record date (the “Record Date”) for determining holders of Sitio Common Stock entitled to execute and deliver written consents with respect to the approval of the Merger Agreement and the Mergers. The deadline for the consent solicitation expired at 10:00 a.m. Eastern Time on December 28, 2022. Sitio received written consents from stockholders holding 76,366,807 shares of Sitio Common Stock, approving the proposal to adopt and approve the Merger Agreement and the Mergers. The approval of the proposal by such stockholders constitutes approval by a majority (approximately 91%) of the total shares of Sitio Common Stock issued and outstanding and entitled to submit written consents as of the Record Date.

Item 8.01	Other Events

On December 29, 2022, New Sitio issued a press release announcing the consummation of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1^	Agreement and Plan of Merger, dated as of September 6, 2022, by and among Sitio Royalties Corp., Brigham Minerals, Inc., Brigham Minerals Holdings, LLC, Sitio Royalties Operating Partnership, LP, Snapper Merger Sub I, Inc., Snapper Merger Sub IV, Inc., Snapper Merger Sub V, Inc., and Snapper Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K dated September 9, 2022).

3.1	Restated Certificate of Incorporation of STR Sub Inc., filed on December 29, 2022.

3.2	Amended and Restated Bylaws of STR Sub Inc., adopted on December 29, 2022.

4.1	Warrant Agreement Assignment, Assumption and Amendment Agreement, dated as of December 29, 2022, among New Sitio, Former Sitio and Continental Stock Transfer & Trust Company.

10.1	Fourth Amendment to Credit Agreement, among Opco LP, the other guarantors party thereto and Bank of America, N.A., dated December 29, 2022.

10.2	First Amendment to Note Purchase Agreement, among Opco LP and guarantors party thereto, dated December 29, 2022.

10.3	Director Designation Agreement Assignment, Assumption and Amendment Agreement, by and among New Sitio, Former Sitio, and certain principal stockholders, dated December 29, 2022.

10.4	Amendment to Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, L.P., dated as of December 28, 2022.

99.1	Press Release, dated December 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Sub Inc. (formerly Sitio Royalties Corp.)

By:	/s/ Brett Riesenfeld
Name:	Brett Riesenfeld
Title:	Executive Vice President, General Counsel and Secretary

Dated: December 29, 2022